Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
400 South Hope Street
25th Floor
Los Angeles, CA 90071
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad Burke	Steve Iaco
Investor Relations	Media Relations
215.921.7436	212.984.6535

CBRE GROUP, INC. REPORTS DOUBLE-DIGIT SECOND-QUARTER 2018 REVENUE AND EARNINGS GROWTH AND INCREASES FULL-YEAR OUTLOOK

GAAP EPS up 14% to $0.67

Adjusted EPS up 10% to $0.74

Revenue up 15% (13% local currency)

Fee Revenue up 15% (12% local currency)

Los Angeles, CA – August 2, 2018 — CBRE Group, Inc. (NYSE:CBRE) today reported strong financial results for the second quarter ended June 30, 2018.

“We were pleased to have produced another strong quarter of double-digit growth in revenue, fee revenue and adjusted earnings per share,” said Bob Sulentic, CBRE’s president and chief executive officer. “We benefited significantly from the diversity and strength of our business mix – as leasing, occupier outsourcing and development services drove revenue growth in the quarter – and from our people’s focus on delivering differentiated outcomes for our clients – the key pillar of our strategy.”

“We begin the second half of the year with positive momentum across our business,” he continued. “The macro environment remains favorable with solid economic growth.  While we are mindful of potential risks on the horizon, particularly from heightened trade tensions, we have thus far seen no discernible impact on our business.”

CBRE has raised its guidance for full-year 2018 adjusted earnings per share to a range of $3.10 to $3.20, up from $3.00 to $3.15. This implies growth of 15% for the full year at the mid-point of the guidance range, which would be CBRE’s 9th consecutive year of double-digit adjusted earnings per share growth.

Second-Quarter 2018 Results1

•

Revenue for the second quarter totaled $5.1 billion, an increase of 15% (13% local currency2). Fee revenue[3] also rose 15% (12% local currency) to $2.5 billion. Organic fee revenue[3] growth was 13% (10% local currency).

•

On a GAAP basis, net income increased 13% to $228.7 million, while earnings per diluted share increased 14% to $0.67 per share. Adjusted net income[4] for the second quarter of 2018 rose 11% to $252.6 million, while adjusted earnings per diluted share improved 10% to $0.74 per share.

CBRE Press Release

August 2, 2018

•

The adjustments to GAAP net income for the second quarter of 2018 included $29.4 million (pre-tax) of non-cash acquisition-related depreciation and amortization and $1.5 million (pre-tax) of net carried interest incentive compensation expense to align with the timing of associated revenue. These costs were partially offset by a net tax benefit of $7.1 million associated with the aforementioned pre-tax adjustments.

•

EBITDA[5] increased 8% (6% local currency) to $437.8 million and adjusted EBITDA increased 5% (3% local currency) to $439.3 million. Adjusted EBITDA margin on fee revenue was 17.3% for the three months ended June 30, 2018.

Second-Quarter 2018 Segment and Business Line Review

The following tables present highlights of CBRE segment performance during the second quarter of 2018 (dollars in thousands):

	Americas			EMEA			APAC
		% Change from Q2 2017			% Change from Q2 2017			% Change from Q2 2017
	Q2 2018	USD	LC	Q2 2018	USD	LC	Q2 2018	USD	LC
Revenue	$3,140,427	11%	11%	$1,315,452	29%	20%	$538,200	11%	8%
Fee revenue	1,432,833	13%	13%	684,620	24%	15%	300,792	10%	7%
EBITDA	258,353	14%	14%	66,519	6%	-1%	42,861	-3%	-5%
Adjusted EBITDA	258,353	11%	10%	66,519	-5%	-12%	42,861	-4%	-6%

	Global Investment Management			Development Services (6)
		% Change from Q2 2017			% Change from Q2 2017
	Q2 2018	USD	LC	Q2 2018	USD	LC
Revenue	$98,947	7%	2%	$18,408	8%	8%
EBITDA	14,375	-46%	-50%	55,673	20%	20%
Adjusted EBITDA	15,901	-33%	-37%	55,673	20%	20%

CBRE experienced particularly strong revenue growth in its combined regional services business in the second quarter. For 2018, as indicated at the beginning of the year, the company is making incremental investments to support future growth, streamline operations, and share some of the benefits of tax reform with its employees. These investments, coupled with strong revenue growth in global occupier outsourcing and a decline in high-margin property sales in EMEA and APAC from an exceptionally strong prior-year quarter, weighed on EBITDA margins in the second quarter. The company does not expect to increase the current level of run-rate investment for the foreseeable future, and therefore does not expect these incremental investments to put negative pressure on operating leverage in its combined regional services business in 2019.

In EMEA, revenue rose 29% (20% local currency), driven by France, Italy, the Netherlands and the United Kingdom. Americas revenue was up 11% (same local currency), supported by strong gains in Brazil, Canada and the United States. APAC (Asia Pacific) revenue increased 11% (8% local currency), fueled by Greater China and India.

Among global business lines, leasing revenue growth was particularly strong, rising 20% (18% local currency). The Americas paced this performance with a 19% (same local currency) revenue gain, driven primarily by the United States. EMEA achieved 21% (12% local currency) growth, with especially strong contributions from France, Germany and the United Kingdom. APAC leasing revenue rose 23% (20% local currency), led by Australia, Greater China and Japan.

Global occupier outsourcing once again produced strong growth, as the combination of the on-going secular outsourcing trend and CBRE’s advancing capabilities continue to catalyze revenue gains. Revenue increased 18% (15% local currency) and fee revenue rose 24% (20% local currency). Growth was strong around the world, particularly in EMEA and APAC. Acquisitions contributed 2% (same local currency) to the revenue growth rate and 5% (same local currency) to the fee revenue growth rate in the second quarter of 2018.

Combined revenue from CBRE’s capital markets businesses – property sales and commercial mortgage origination – was up 3% (2% local currency). This was driven by commercial mortgage origination revenue growth of 15% (same local currency), reflecting solid activity with banks and government agencies.

CBRE Press Release

August 2, 2018

Global property sales revenue was up 1% (down 2% local currency).  Americas sales revenue was up 3% (same local currency), with double-digit growth in Brazil, Canada and Mexico. APAC sales revenue declined 12% (14% local currency) while EMEA sales revenue edged up 4% (down 3% local currency). This performance reflects very difficult comparisons with the second quarter of 2017, when EMEA and APAC both had exceptional growth of more than 40% (local currency).

Recurring revenue from the loan servicing portfolio increased 10% (same local currency).

Property management services produced revenue and fee revenue growth of 9% (6% local currency) and 13% (9% local currency), respectively, supported by growth in the fund administration business.

Valuation revenue rose 7% (4% local currency), paced by EMEA.

Adjusted EBITDA for CBRE’s real estate investment services businesses (CBRE Global Investors and Development Services) rose 2% (1% local currency) on a combined basis. Growth was driven by several large asset sales in Development Services (which were reported in equity income from unconsolidated subsidiaries and gain on disposition of real estate), where adjusted EBITDA grew by 20% (same local currency).

•

The in-process Development Services portfolio increased to a record $8.0 billion, up $0.3 billion from first quarter 2018, reflecting the continued conversion of pipeline activity. The pipeline decreased by $0.2 billion during the second quarter.

•

Global Investment Management assets under management (AUM) totaled $101.7 billion, down from $104.2 billion in the first quarter of 2018. AUM increased by approximately $0.7 billion during the quarter absent the negative currency movement due to the strengthening dollar.

CBRE made three acquisitions in the second quarter, highlighted by FacilitySource, a leader in technology-based procurement and facility management solutions in the United States.

Six-Month 2018 Results1

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Revenue for the six months ended June 30, 2018 totaled $9.8 billion, an increase of 15% (12% local currency). Fee revenue rose 16% (13% local currency) to $4.8 billion. Organic fee revenue growth was 14% (10% local currency).

•

On a GAAP basis, net income increased 12% to $379.0 million, while earnings per diluted share increased 10% to $1.10 per share. Adjusted net income for the first six months of 2018 rose 16% to $438.8 million, while adjusted earnings per diluted share improved 15% to $1.28 per share.

•

The adjustments to GAAP net income for the first six months of 2018 included $58.4 million (pre-tax) of non-cash acquisition-related depreciation and amortization and $28.0 million (pre-tax) write-off of financing costs related to the redemption in March 2018 of $800 million principal amount of the company’s 5% bonds due in 2023. These costs were partially offset by an $8.5 million (pre-tax) reversal of net carried interest incentive compensation to align with the timing of associated revenue and a net tax benefit of $18.6 million associated with the aforementioned pre-tax adjustments. The adjustments also include a $0.5 million net charge[7] attributable to an update to the provisional estimated tax impact of the 2017 Tax Cuts and Jobs Act, which was initially recorded in the fourth quarter of 2017.

•

EBITDA increased 10% (8% local currency) to $795.6 million and adjusted EBITDA rose 8% (5% local currency) to $787.1 million. Adjusted EBITDA margin on fee revenue was 16.4% for the six months ended June 30, 2018.

Conference Call Details

The company’s second quarter earnings conference call will be held today (Thursday, August 2, 2018) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on August 2, 2018, and will be available for one week following the event. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13681165. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

CBRE Press Release

August 2, 2018

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2017 revenue). The company has more than 80,000 employees (excluding affiliates), and serves real estate investors and occupiers through approximately 450 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance (including adjusted earnings per share), market share, investment levels and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to uncertainty surrounding the implementation and effect of the United Kingdom’s referendum to leave the European Union, including uncertainty in relation to the legal and regulatory framework that would apply to the United Kingdom and its relationship with the remaining members of the European Union; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; our ability to maintain our effective tax rate, including during 2018 as we continue to assess the provisional amount recorded based upon our best estimate of the tax impact of the Tax Cuts and Jobs Act (Tax

CBRE Press Release

August 2, 2018

Act) enacted into law on December 22, 2017 in accordance with our understanding of the Tax Act and the related guidance available; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation or guidance associated with the Tax Act; and the effect of implementation of new accounting rules and standards (including new lease accounting guidance which will be effective in the first quarter of 2019).

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “organic fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

1  We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

2  Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

3  Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.  Organic fee revenue for the three months ended June 30, 2018 further excludes contributions from all acquisitions completed after second-quarter 2017. Organic fee revenue for the six months ended June 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018 and (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018.

4  Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select charges from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, write-off of financing costs on extinguished debt, and certain carried interest incentive compensation expense (reversals) to align with the timing of associated revenue. Adjustments for the six months ended June 30, 2018 also included an update to the provisional estimated tax impact of U.S. tax reform initially recorded in the fourth quarter of 2017.

5  EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of certain carried interest incentive compensation reversals to align with the timing of associated revenue and cash and non-cash charges related to acquisitions.

6  Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interest. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

7  In December 2017, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 118 (SAB 118), Income Tax Accounting Implications of the Tax Cuts and Jobs Act (Tax Act), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. The net charge in the first quarter of 2018 related to an update of the net provision associated with the Tax Act based upon our reasonable estimates and interpretation of the Tax Act. We consider certain aspects of this charge to be provisional and the impact may change due to additional guidance that may be issued by the U.S. Government as well as ongoing analysis of our data and assumptions we have made. Our accounting for the effects of the Tax Act is expected to be completed within the measurement period provided by SAB 118.

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Revenue:
Fee revenue	$2,535,600	$2,200,949	$4,812,499	$4,134,803
Pass through costs also recognized as revenue	2,575,834	2,238,622	4,972,887	4,355,734
Total revenue	5,111,434	4,439,571	9,785,386	8,490,537

Costs and expenses:
Cost of services	3,958,748	3,409,540	7,578,709	6,556,017
Operating, administrative and other	826,282	712,615	1,558,517	1,319,241
Depreciation and amortization	113,399	100,386	221,564	194,423
Total costs and expenses	4,898,429	4,222,541	9,358,790	8,069,681

Gain on disposition of real estate (2)	12,311	11,298	12,329	12,683

Operating income	225,316	228,328	438,925	433,539

Equity income from unconsolidated subsidiaries (2)	96,021	75,384	136,200	90,402
Other income (loss)	4,009	3,186	(271)	7,301
Interest income	1,489	1,427	5,110	3,838
Interest expense	26,885	35,430	55,743	69,440
Write-off of financing costs on extinguished debt	—	—	27,982	—
Income before provision for income taxes	299,950	272,895	496,239	465,640
Provision for income taxes	70,319	69,887	116,483	123,706
Net income	229,631	203,008	379,756	341,934
Less: Net income attributable to non-controlling interests (2)	964	1,231	801	3,137
Net income attributable to CBRE Group, Inc.	$228,667	$201,777	$378,955	$338,797

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.67	$0.60	$1.12	$1.01
Weighted average shares outstanding for basic income per share	339,081,556	336,975,149	338,986,354	336,941,681

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.67	$0.59	$1.10	$1.00
Weighted average shares outstanding for diluted income per share	343,471,513	340,882,603	343,031,189	340,214,246

EBITDA	$437,781	$406,053	$795,617	$722,528
Adjusted EBITDA	$439,307	$418,686	$787,114	$731,863

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $97.5 million and $76.7 million for the three months ended June 30, 2018 and 2017, respectively, and $132.7 million and $87.0 million for the six months ended June 30, 2018 and 2017, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,432,833	$684,620	$300,792	$98,947	$18,408	$2,535,600
Pass through costs also recognized as revenue	1,707,594	630,832	237,408	—	—	2,575,834
Total revenue	3,140,427	1,315,452	538,200	98,947	18,408	5,111,434

Costs and expenses:
Cost of services	2,506,171	1,048,971	403,606	—	—	3,958,748
Operating, administrative and other	384,626	200,728	91,768	88,891	60,269	826,282
Depreciation and amortization	80,693	20,277	4,989	7,257	183	113,399
Total costs and expenses	2,971,490	1,269,976	500,363	96,148	60,452	4,898,429

Gain on disposition of real estate	—	—	—	—	12,311	12,311

Operating income (loss)	168,937	45,476	37,837	2,799	(29,733)	225,316

Equity income from unconsolidated subsidiaries	7,534	238	35	2,461	85,753	96,021
Other income (loss)	1,189	(27)	—	2,847	—	4,009
Less: Net (loss) income attributable to non-controlling interests	—	(555)	—	989	530	964
Add-back: Depreciation and amortization	80,693	20,277	4,989	7,257	183	113,399

EBITDA	258,353	66,519	42,861	14,375	55,673	437,781

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	1,526	—	1,526

Adjusted EBITDA	$258,353	$66,519	$42,861	$15,901	$55,673	$439,307

(1)

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED JUNE 30, 2017

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30, 2017 (As Adjusted) (1)
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,266,039	$551,466	$273,715	$92,763	$16,966	$2,200,949
Pass through costs also recognized as revenue	1,560,884	464,554	213,184	—	—	2,238,622
Total revenue	2,826,923	1,016,020	486,899	92,763	16,966	4,439,571

Costs and expenses:
Cost of services	2,255,569	789,693	364,278	—	—	3,409,540
Operating, administrative and other	350,937	164,540	78,332	71,309	47,497	712,615
Depreciation and amortization	71,724	18,845	4,389	4,885	543	100,386
Total costs and expenses	2,678,230	973,078	446,999	76,194	48,040	4,222,541

Gain on disposition of real estate	—	—	—	—	11,298	11,298

Operating income (loss)	148,693	42,942	39,900	16,569	(19,776)	228,328

Equity income (loss) from unconsolidated subsidiaries	5,222	318	(19)	4,419	65,444	75,384
Other income	612	24	—	2,550	—	3,186
Less: Net income (loss) attributable to non-controlling interests	1	(503)	—	1,738	(5)	1,231
Add-back: Depreciation and amortization	71,724	18,845	4,389	4,885	543	100,386

EBITDA	226,250	62,632	44,270	26,685	46,216	406,053

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(2,775)	—	(2,775)
Integration and other costs related to acquisitions	7,461	7,661	286	—	—	15,408

Adjusted EBITDA	$233,711	$70,293	$44,556	$23,910	$46,216	$418,686

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$2,701,567	$1,293,987	$552,575	$222,637	$41,733	$4,812,499
Pass through costs also recognized as revenue	3,289,084	1,202,719	481,084	—	—	4,972,887
Total revenue	5,990,651	2,496,706	1,033,659	222,637	41,733	9,785,386

Costs and expenses:
Cost of services	4,781,022	2,009,618	788,069	—	—	7,578,709
Operating, administrative and other	739,897	384,975	169,078	167,206	97,361	1,558,517
Depreciation and amortization	158,674	39,123	9,670	13,484	613	221,564
Total costs and expenses	5,679,593	2,433,716	966,817	180,690	97,974	9,358,790

Gain on disposition of real estate	—	—	—	—	12,329	12,329

Operating income (loss)	311,058	62,990	66,842	41,947	(43,912)	438,925

Equity income from unconsolidated subsidiaries	11,533	476	229	3,336	120,626	136,200
Other income (loss)	2,931	62	—	(3,264)	—	(271)
Less: Net (loss) income attributable to non-controlling interests	—	(814)	—	1,407	208	801
Add-back: Depreciation and amortization	158,674	39,123	9,670	13,484	613	221,564

EBITDA	484,196	103,465	76,741	54,096	77,119	795,617

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(8,503)	—	(8,503)

Adjusted EBITDA	$484,196	$103,465	$76,741	$45,593	$77,119	$787,114

(2)

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30, 2017 (As Adjusted) (1)
					Global
					Investment	Development
	Americas	EMEA	Asia Pacific		Management	Services	Consolidated
Revenue:
Fee revenue	$2,399,250	$1,029,898	$492,143		$182,329	$31,183	$4,134,803
Pass through costs also recognized as revenue	3,066,879	890,753	398,102		—	—	4,355,734
Total revenue	5,466,129	1,920,651	890,245		182,329	31,183	8,490,537

Costs and expenses:
Cost of services	4,361,928	1,518,217	675,872		—	—	6,556,017
Operating, administrative and other	673,305	307,482	147,009		122,831	68,614	1,319,241
Depreciation and amortization	140,293	34,415	8,703		9,924	1,088	194,423
Total costs and expenses	5,175,526	1,860,114	831,584		132,755	69,702	8,069,681

Gain on disposition of real estate	—	—	—		—	12,683	12,683

Operating income (loss)	290,603	60,537	58,661		49,574	(25,836)	433,539

Equity income from unconsolidated subsidiaries	9,862	819	50		5,292	74,379	90,402
Other income	1,039	23	—		6,239	—	7,301
Less: Net (loss) income attributable to non-controlling interests	—	(160)	—	—	3,244	53	3,137
Add-back: Depreciation and amortization	140,293	34,415	8,703		9,924	1,088	194,423

EBITDA	441,797	95,954	67,414		67,785	49,578	722,528

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—		(18,016)	—	(18,016)
Integration and other costs related to acquisitions	17,139	9,794	418		—	—	27,351

Adjusted EBITDA	$458,936	$105,748	$67,832		$49,769	$49,578	$731,863

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

August 2, 2018

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Organic fee revenue
(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)
(v)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue and organic fee revenue:  the company believes that investors may find these measures useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business. Organic fee revenue for the three months ended June 30, 2018 further excludes contributions from all acquisitions completed after second-quarter 2017. Organic fee revenue for the six months ended June 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018 and (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

August 2, 2018

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$228,667	$201,777	$378,955	$338,797

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	29,437	27,324	58,409	54,315
Write-off of financing costs on extinguished debt	—	—	27,982	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	1,526	(2,775)	(8,503)	(18,016)
Integration and other costs related to acquisitions	-	15,408	-	27,351
Tax impact of adjusted items	(7,068)	(14,797)	(18,605)	(23,245)
Impact of U.S. tax reform	—	—	548	—

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$252,562	$226,937	$438,786	$379,202

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.74	$0.67	$1.28	$1.11

Weighted average shares outstanding for diluted income per share	343,471,513	340,882,603	343,031,189	340,214,246

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$228,667	$201,777	$378,955	$338,797

Add:
Depreciation and amortization	113,399	100,386	221,564	194,423
Interest expense	26,885	35,430	55,743	69,440
Write-off of financing costs on extinguished debt	—	—	27,982	—
Provision for income taxes	70,319	69,887	116,483	123,706
Less:
Interest income	1,489	1,427	5,110	3,838

EBITDA	437,781	406,053	795,617	722,528

Adjustments:
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	1,526	(2,775)	(8,503)	(18,016)
Integration and other costs related to acquisitions	—	15,408	—	27,351

Adjusted EBITDA	$439,307	$418,686	$787,114	$731,863

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

August 2, 2018

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Organic fee revenue for the three months ended June 30, 2018 further excludes contributions from all acquisitions completed after second-quarter 2017. Organic fee revenue for the six months ended June 30, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018 and (ii) all acquisitions completed after the second-quarter of 2017 for the three months ended June 30, 2018. Reconciliations are shown below (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Organic Fee Revenue
Consolidated fee revenue (1)	$2,535,600	$2,200,949	$4,812,499	$4,134,803
Less: Acquisitions	(51,250)		(94,328)

Organic fee revenue	$2,484,350		$4,718,171

Occupier Outsourcing
Fee revenue (2)	$762,173	$613,372	$1,474,694	$1,180,712
Plus: Pass through costs also recognized as revenue	2,421,394	2,091,914	4,662,952	4,062,047

Revenue (2)	$3,183,567	$2,705,286	$6,137,646	$5,242,759

Property Management
Fee revenue (2)	$150,181	$133,315	$298,310	$259,062
Plus: Pass through costs also recognized as revenue	154,440	146,708	309,935	293,687

Revenue (2)	$304,621	$280,023	$608,245	$552,749

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

August 2, 2018

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
		(As Adjusted) (1)
Assets:
Cash and cash equivalents (2)	$531,481	$751,774
Restricted cash	71,865	73,045
Receivables, net	3,324,522	3,112,289
Warehouse receivables (3)	1,488,324	928,038
Property and equipment, net	705,469	617,739
Goodwill and other intangibles, net	4,855,453	4,653,852
Investments in and advances to unconsolidated subsidiaries	233,889	238,001
Other assets, net	1,324,454	1,343,658

Total assets	$12,535,457	$11,718,396

Liabilities:
Current liabilities, excluding debt	$3,310,062	$3,802,154
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (3)	1,471,591	910,766
Revolving credit facility	598,000	—
Senior term loans, net	743,715	193,475
4.875% senior notes, net	592,372	591,972
5.25% senior notes, net	422,553	422,423
5.00% senior notes, net	—	791,733
Other debt	5,727	24
Other long-term liabilities	874,566	831,235

Total liabilities	8,018,586	7,543,782

Equity:
CBRE Group, Inc. stockholders' equity	4,453,577	4,114,496
Non-controlling interests	63,294	60,118

Total equity	4,516,871	4,174,614

Total liabilities and equity	$12,535,457	$11,718,396

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Includes $112.7 million and $123.8 million of cash in consolidated funds and other entities not available for company use as of June 30, 2018 and December 31, 2017, respectively.
(3)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.